UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

FS Investment Corporation (“FSIC” or the “Company”) announced today the preliminary results of its modified “Dutch Auction” tender offer (the “Tender Offer”) to purchase for cash up to $250,000,000 in value of its shares of common stock, par value $0.001 per share (“Common Stock”), from its stockholders, which expired at 5:00 p.m., New York City time, on May 28, 2014.

Based on the preliminary count by Computershare Trust Company, N.A., the depositary and paying agent for the Tender Offer, a total of 24,090,370 shares of Common Stock were properly tendered and not properly withdrawn at or below the purchase price of $10.75 per share, including 977,852 shares of Common Stock that were tendered through notice of guaranteed delivery.

In accordance with the terms and conditions of the Tender Offer, and based on the preliminary count by the depositary and paying agent, FSIC expects to accept for purchase 23,255,813 shares of Common Stock properly tendered and not properly withdrawn prior to the expiration of the Tender Offer at a purchase price of $10.75 per share, for an aggregate cost of approximately $250,000,000, excluding fees and expenses relating to the Tender Offer. Based on this preliminary count, the 23,255,813 shares of Common Stock to be accepted for purchase in the Tender Offer represent approximately 8.9% of FSIC’s currently issued and outstanding shares of Common Stock. Based on these preliminary numbers, FSIC anticipates that following settlement of the Tender Offer, it will have approximately 239,026,360 shares of Common Stock outstanding.

Due to the oversubscription of the Tender Offer, based on the preliminary count described above, FSIC will accept for purchase on a pro rata basis approximately 96.5% of the shares of Common Stock properly tendered and not properly withdrawn at or below the purchase price of $10.75 per share by each tendering stockholder.

The number of shares of Common Stock to be purchased, the purchase price and the proration information are preliminary and subject to change. The preliminary information set forth herein is subject to confirmation by the depositary and paying agent and is based on the assumption that all shares of Common Stock tendered through notice of guaranteed delivery will be delivered promptly after the date of receipt by the depositary of the notice of guaranteed delivery. The final number of shares of Common Stock to be purchased, the final purchase price and the final proration information will be announced following completion of the confirmation process. Payment for the shares of Common Stock accepted for purchase under the Tender Offer, and return of all other shares of Common Stock tendered and not purchased, will occur promptly, in accordance with applicable law.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: May 29, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated May 29, 2014.